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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                           May 16, 2003 Date of Report
                       (Date of earliest event reported):



                             E-TRAVEL NETWORK, INC.
                             ----------------------
             (Exact name of registrant as specified in this charter)



        FLORIDA                          0-50057               59-1019723
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(State or other jurisdiction           (Commission           (IRS Employer
of incorporation                       File Number)          Identification No.)



                      14790 SW 21st Street, Davie, FL 33325
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              (Address and Zip Code of Principal Executive Offices)

                    Issuer's Telephone Number: (954) 472-7971


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Item 1. Changes in control of registrant.

         On May 16, 2003 Susan Parker agreed to sell her 20,000,000 shares of common stock as follows:

         NAME                       NUMBER OF SHARES            PERCENTAGE OWNED

         Theodore Molinari              19,380,000                    87.79%
         John Raby                         120,000                     0.54%
         Michael Rauch                     250,000                     1.13%
         Richard Colletta                  250,000                     1.13%

         Prior to and after the sale of Ms. Parker's stock, the Company has 22,076,200 shares issued and outstanding. In addition, effective May 27, 2003, the following will be appointed as our new officers and directors and Ms. Parker will resign as an officer and director of the Company:.

            J. Edward Houston        Director, Chairman of the Board, /President
            Michael W. Rauch         Director
            Richard Colletta         CFO and Secretary

         J. Edward Houston is a partner in the law firm of Houston & Shahady, P.A. and has practiced law for forty years and served six years as a United States Bankruptcy Judge. He was President, CEO and a Director of Barnett Bank of South Florida for six years; Chairman of the Board, President and CEO of South Florida Savings & Loan for two years; Chairman of the Board, President and CEO of Old Dominion Insurance Co., Property and Casualty Issuer, for five years. More recently, Mr. Houston was President and CEO of Port Dania, Inc. and Savoy Shipping Company. He has been a member of the Board of Directors of Avatar Holdings, Inc., Barnett Leasing Company, Barnett Bank Trust Company and Great American Bank. Mr. Houston holds degrees from Stetson University and Stetson College of Law and has lived in the Fort Lauderdale area for the past sixty years.

         Michael Rauch is a Managing Partner and Sr. Vice President of Rauch, Weaver, Norfleet, Kurtz & Co., a real estate brokerage, leasing and development business based in Ft. Lauderdale, FL. His duties for this firm, with $250 million in sales managing 2.5 million square feet of commercial real estate, include day-to-day management of 52 professionals in the brokerage, marketing, personnel and financial aspects of the company's operations. Prior to that he was Vice President of Marketing for Boca Research, a south Florida technology manufacturer, where he was heavily involved in taking the company public during 1993. From 1988 to 1990 he was Director of Consulting Services for Bolt, Beranek & Newman, a Cambridge based technology "think-tank' and consulting firm where he managed two operating divisions with over 70 employees. Prior to this position, Mr. Rauch held various positions in space systems engineering which included contributions in the fields of communication systems design, software systems design and consulting services, including the NASA Viking I/II space exploration programs. Mr. Rauch is a licensed real estate broker and has served on the boards of numerous

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professional and municipal organizations, including the Southeast Florida
Society of Commercial Realtors. Mr. Rauch obtained his MBA in Finance from Northeastern University in 1988 and his BS Engineering/Physics from the University of South Florida in 1978.

         Richard Colletta brings over 19 years of CFO experience including extensive SEC reporting, capital raising, M&A and cash-flow management. Most recently Mr. Colletta was the Vice President and CFO of DCT, Inc. a $200 million automotive systems and components company. He also was the CFO of three public companies including Automotive Industries Holdings and Titan Wheel International, a $550 million company, which went public during his term there. Mr. Colletta was also the CFO of CPC-Rexcel, a plastics packaging LBO, acquired from the International Paper Company. Prior to those positions Mr. Colletta spent seven years at International Paper in several different financial and operational roles. Mr. Colletta received his MBA, Finance and Accounting, from the University of Michigan, 1976, and a BS in Business Administration from Duquesne University in 1974. He received his Certificate in Management Accounting in 1978.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable

ITEM 5. OTHER EVENTS.

         Effective May 16, 2003, the Company changed its name to Hillsboro Group, Inc. and changed the location of its principal office to 2436 N. Federal Highway, Lighthouse Point, FL 33064. The information contained herein is being furnished to our shareholders pursuant to Rule 14(f) and a copy of this 8-K is being mailed to all shareholders of record.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

         Not Applicable

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

         Not applicable

ITEM 8. CHANGE IN FISCAL YEAR

         Not applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              E-Travel Network, Inc.
                                                (Registrant)




                                              By: /S/ Susan Parker
                                              ------------------------------
                                              Susan Parker, President

Dated: May 16, 2003.

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